AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended June 30, 2026			Full-Year Ended December 31, 2026
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q2 2026 acquired IPR&D and milestones expense	$—	$3.74	$3.78	$744	$14.08	$14.28
Q2 2026 acquired IPR&D and milestones expense	291	(0.17)	(0.17)	291	(0.17)	(0.17)
Guidance including Q2 2026 acquired IPR&D and milestones expense[a]	$291	$3.57	$3.61	$1,035	$13.91	$14.11

a    The Company's 2026 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones expense that may be incurred beyond the second quarter of 2026, as both cannot be reliably forecasted.

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